Exhibit 99.1

Creative Realities Announces 1-for-3 Reverse Stock Split

Effective March 27, 2023

LOUISVILLE, KY – March 24, 2022 – Creative Realities, Inc. ("Creative Realities," "CRI," or the "company") (NASDAQ: CREX, CREXW), a leading provider of digital signage solutions, announced today that effective at 12:01 am on Monday, March 27, 2023, the Company will effect a one-for-three reverse stock split of its outstanding common stock. The Company’s common stock will continue to trade under the symbol “CREX” and is expected to open for trading on the Nasdaq Capital Market on Monday, March 27, 2023 on a post-split basis.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement to maintain the listing of the Company’s common stock on the Nasdaq Capital Market. Upon the effectiveness of the reverse stock split, every three shares of issued and outstanding common stock at the close of business on Friday, March 24, 2023 automatically will be combined into one issued and outstanding share of common stock, with no change in par value per share.

In connection with the reverse stock split, the total number of shares of common stock authorized for issuance will be reduced from 200,000,000 shares to 66,666,666 in proportion to the reverse stock split. No fractional shares will be issued as a result of the reverse stock split. Any fractional share of a shareholder resulting from the reverse stock split will be rounded up to the nearest whole number of shares.

The reverse stock split will affect all issued and outstanding shares of the Company’s common stock, as well as the number of shares of common stock available for issuance under the Company’s equity compensation programs and all outstanding equity-based awards. The reverse stock split will reduce the number of shares of common stock issuable upon the exercise or vesting of equity-based awards and correspondingly increase any applicable exercise prices. The reverse stock split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some shareholders experiencing an adjustment of a fractional share as described above.

Shareholders holding share certificates will receive information from Computershare, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders holding shares in book entry at Computershare will receive updated account statements showing their shares on a post-split basis. Shareholders with questions may contact Computershare at (800) 368-5948 (US, Canada, Puerto Rico) or (781) 575-4223 (international).

About Creative Realities, Inc.

Creative Realities helps clients use place-based digital media to achieve business objectives such as increased revenue, enhanced customer experiences, and improved productivity. The Company designs, develops and deploys digital signage experiences for enterprise-level networks, and is actively providing recurring SaaS and support services across diverse vertical markets, including but not limited to retail, automotive, digital-out-of-home (DOOH) advertising networks, convenience stores, foodservice/QSR, gaming, theater, and stadium venues.

With the Company’s 2022 acquisition of Reflect Systems, Inc. (“Reflect”), a leading provider of digital signage software platforms, the Company has extended its product and service offering to accelerate growth in SaaS revenue. While Reflect provided a broad range of digital signage solutions, the Company’s flagship products are the market-leading ReflectView digital signage platform and Reflect AdLogic ad management platform. ReflectView is the industry’s most comprehensive, scalable, enterprise-grade digital signage platform, powering enterprise customer networks. Meanwhile, Reflect AdLogic has become the benchmark for digital signage powered ad networks, delivering nearly 50 million ads daily. The acquisition of Reflect also brought to the business a media sales division with the expertise and relationships to help any digital signage venue owner develop and execute a monetization plan for their network.

The combined company has operations across North America with active installations in more than 10 countries.

Cautionary Note on Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and includes, among other things, discussions of our business strategies, product releases, future operations and capital resources. Words such as "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance, conditions or results. They are based on the opinions, estimates and beliefs of management as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are outside of our control, that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. Important factors, among others, that may affect actual results or outcomes include: our ability to effectively integrate Reflect’s business operations, our strategy for customer retention, growth, product development, market position, financial results and reserves, our ability to execute on our business plan, our ability to retain key personnel, potential litigation, supply chain shortages, and general economic and market conditions impacting demand for our products and services, including those as a result of the COVID-19 pandemic. Readers should not place undue reliance upon any forward-looking statements. We assume no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Christina Davies

cdavies@ideagrove.com

ir@cri.com

https://investors.cri.com